UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2010

WEBSTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut		06702
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (203) 578-2202

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 20, 2010, Webster Financial Corporation (“Webster”) issued a press release announcing that it has commenced an underwritten public offering (the “Offering”) of 6,630,000 million shares of its common stock. In connection with the public offering, Warburg Pincus Private Equity X, L.P. and one of its affiliates, each an existing stockholder, have agreed to purchase 2,069,848 million shares of Webster’s common stock pursuant to existing contractual rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In addition, the prospectus supplement used by Webster in connection with the Offering updated certain risk factors contained in Webster’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. A copy of such updated risk factors is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 20, 2010.
99.2	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

By:	/s/ Gerald P. Plush
Gerald P. Plush
Senior Executive Vice President and Chief Financial Officer

Date: December 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 20, 2010.
99.2	Risk Factors.